UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): September 20, 2010

IMAGE METRICS, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-123092	20-1719023
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)	Identification No.)

1918 Main Street, 2nd Floor Santa Monica, California	90405
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 656-6551

________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

IMAGE METRICS, INC.

September 23, 2010

Item 3.02.  Unregistered Sales of Equity Securities

On September 20, 2010, we completed a third closing of a private placement of an aggregate of 100,000 units, with each unit consisting of one share of our series A convertible preferred stock, par value $.001 per share, and a detachable, transferable warrant to purchase common stock, at a purchase price of $1.00 per unit, to purchasers that qualified as accredited investors, as defined in Regulation D, pursuant to the terms of a Confidential Private Placement Memorandum dated May 18, 2010.  Each share of series A convertible preferred stock is initially convertible into one share of common stock at any time.  Each warrant entitles the holder to purchase one-half share of common stock at an exercise price of $1.50 per share through July 25, 2014, subject to redemption provisions based on the trading price and trading volume of our common stock.

The placement agents in the private placement received an aggregate of $10,000 in cash placement fees and warrants to purchase 10,000 shares of our common stock in connection with the initial closing of the private placement.  The warrants have an exercise price of $1.20 per share, have a cashless exercise provision, have registration rights that are the same as those afforded to investors in the private placement and are otherwise identical to the warrants issued to investors in the private placement.

The shares of our series A convertible preferred stock and warrants issued in the private placement were exempt from registration under Section 4(2) of the Securities Act of 1933 as a sale by an issuer not involving a public offering or under Regulation D promulgated pursuant to the Securities Act of 1933.  None of the series A convertible preferred stock or warrants, or shares of our common stock underlying such preferred stock and warrants, were registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws, which exempts transactions by an issuer not involving any public offering.  Such securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements and certificates evidencing such shares contain a legend stating the same.

Following the closing of the private placement, we had 26,199,813 shares of common stock outstanding, inclusive of 10,330,536 shares issuable upon the conversion of our series A convertible preferred stock.  We also had outstanding warrants to purchase 8,965,939 shares of our common stock, at exercise prices of $1.20 or $1.50 per share, and outstanding stock options to purchase a total of 4,962,590 shares of our common stock.

The certificate of amendment to our articles of incorporation, which describes the preferences, rights and limitations of the series A convertible preferred stock, and the form of warrant to purchase common stock were previously filed with the SEC as exhibits to our current report on Form 8-K dated March 10, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 23, 2010	IMAGE METRICS, INC.

	By:	/s/ Ron Ryder
Ron Ryder
Chief Financial Officer